UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

SURF AIR MOBILITY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41759	36-5025592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5080 Spectrum Drive, STE 250W

Addison, TX 75001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(424) 332-5480

12111 S. Crenshaw Blvd.

Hawthorne, CA 90250

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common stock, par value $0.0001 per share	SRFM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Chief Financial Officer Transition

On September 28, 2026, the Company announced that Jason Secore has been appointed to become the Company’s Chief Financial Officer effective September 30, 2026 (the “Effective Date”). Mr. Secore replaces Oliver Reeves, who has served as the Company’s Chief Financial Officer since January 1, 2024. Mr. Reeves will serve as an advisor to the Company and its board of directors (the “Board”) for a transition period through September 2027, as more fully described below.

Mr. Secore, age 46, previously served as the Chief Financial Officer of Matternet, Inc., a drone delivery platform, from February 2023 through September 2026. Mr. Secore served as a consulting Chief Financial Officer and advisor to Resources Connection, Inc. (NASDAQ: RGP), a professional services provider, from March 2022 to February 2023, and as Treasurer and Head of Investor Relations of Arconic Inc. (NYSE: ARNC), a provider of aluminum products for architectural, aerospace, and other industrial projects, from 2020 to 2021. Earlier in his career, Mr. Secore served as Treasurer and Head of Investor Relations of AAR Corp (NYSE: AIR), an aviation services company, and held various finance leadership roles at Republic Airways Holdings Inc. (NASDAQ: RJET), a regional airline provider, including as its Vice President of Finance and Treasurer. Mr. Secore holds an M.S. in Agricultural and Natural Resource Economics from the University of California, Davis and an M.B.A. from IE Business School (formerly Instituto de Empresa), Madrid, Spain. Mr. Secore is a certified public accountant (inactive) in Illinois.

A summary of the material terms and conditions of Mr. Secore’s employment agreement is set forth below. The summary is qualified in all respects by reference to Mr. Secore’s employment agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The agreement has an initial two-year term, which will automatically be extended by successive one-year terms unless either party provides at least 60 days’ written notice that the term will not be extended. Mr. Secore will also enter into the Company’s standard form of indemnification agreement for executive officers.

Base Salary and Target Bonus. The agreement provides that Mr. Secore will receive an initial annual base salary of $450,000 and is eligible for an annual discretionary bonus as determined by the compensation committee of the Board (with a target incentive equal to 100% of his base salary).

Equity Grant. Mr. Secore will be granted an award of (i) 260,000 restricted stock units (“RSUs”), of which 25% will vest upon the Effective Date, and the remaining 75% will vest over three (3) years, with 25% vesting each year on the anniversary of the Effective Date, in each case as long as Mr. Secore remains employed by the Company on the applicable vesting date, (ii) 260,000 performance-based restricted stock units (“PRSUs”), with 25% vesting following approval of the achievement of the applicable performance targets set by the Board (or a committee thereof), and the remaining 75% will vest over three (3) years, with 25% vesting each year on the anniversary of the Effective Date, in each case as long as Mr. Secore remains employed by the Company on the applicable vesting date, and (iii) 270,000 PRSUs, with 100% vesting following approval of the achievement of the applicable performance targets set by the Board (or a committee thereof), as long as Mr. Secore remains employed by the Company on the applicable vesting date.

Benefits; Payments Upon Termination. Mr. Secore is eligible to participate in the Company’s benefit plans made available to employees generally and will be reimbursed for reasonable attorneys’ fees up to $5,000 in connection with the review, negotiation and documentation of his employment agreement. If Mr. Secore’s employment with the Company is terminated by the Company without “cause” or by him for “good reason” (as defined in the agreement), he will receive severance of 12 months of his base salary (payable in installments over such period), payment of his COBRA premiums for up to 18 months, payment of any incentive bonus that would otherwise be paid to Mr. Secore if his employment had not been terminated with respect to any fiscal year that ended prior to his date of termination, payment of a pro-rata portion of the incentive bonus (pro-rated based on length of employment during the fiscal year of termination), if any, that would have been payable to Mr. Secore with respect to the fiscal year in which his date of termination occurs based on actual achievement of the applicable performance goals for such fiscal year, and vesting in full of any of his then outstanding and unvested equity awards granted by the Company that vest based solely on continued employment (collectively, the “Termination Benefits”). In addition, if Mr. Secore’s employment is terminated by the Company without cause or by Mr. Secore for good reason either three (3) months before, or within 24 months after, a Change in Control Event (as defined in the agreement), in addition to the Termination Benefits, Mr. Secore’s PRSUs and any performance-based stock options, stock units, or other equity awards subsequently issued to Mr. Secore shall become 100% vested and exercisable immediately upon the effective date of termination. Mr. Secore’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with his confidentiality, non-solicitation (which shall continue for 12 months following termination), and other covenants in favor of the Company. If his employment with the Company terminates due to his death or disability, the Company will pay him (or his estate) any incentive bonus that would otherwise have been payable with respect to any fiscal year that ended prior to the year in which such termination occurs and a pro-rated target bonus for the year in which such termination occurs. If any payments under Mr. Secore’s employment agreement would otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, the payments will be reduced as provided in the agreement to a level that does not trigger the excise tax if the reduction results in him retaining a greater amount of the payments on an after-tax basis than if such reduction were not made.

There are no arrangements or understandings between Mr. Secore and any other persons pursuant to which he was selected as Chief Financial Officer. There are also no family relationships between Mr. Secore and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 28, 2026, Mr. Reeves and the Company agreed that Mr. Reeves would resign from his role as Chief Financial Officer of the Company and cease to serve as principal financial officer and principal accounting officer, effective as of the Effective Date. The Company and Mr. Reeves agreed on the following severance payments for Mr. Reeves: (i) a cash payment of $650,000, less applicable withholding, payable bi-weekly over twelve (12) months per normal payroll cycles beginning 60 days following the Effective Date; (ii) payment of his COBRA premiums for up to 18 months; (iii) on or before the fourth (4th) day following the Company’s earnings release for the quarter ended September 30, 2026, grant a one-time, fully vested award of shares of the Company’s common stock in an amount equal to $732,329, divided by the closing price of the Company’s common stock on the third (3rd) day following the Company’s earnings release for the quarter ended September 30, 2026, and (iv) acceleration, as of the Effective Date, of all outstanding equity awards, with vested stock options remaining exercisable until the original expiration date of the option. The foregoing payments and vesting are subject to Mr. Reeves entering into a mutual release agreement, and the expiration of any recision periods with respect thereto. Mr. Reeves also agreed to serve as an advisor for a one (1) year period to the Company and its Board pursuant to an advisory services agreement to be entered into with the Company with an annual fee of $240,000, payable in 12 equal monthly installments.

Mr. Secore has been designated as the Company’s Principal Financial Officer and Principal Accounting Officer, as of the Effective Date.

The press release announcing the foregoing leadership changes is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1#	Employment Agreement, dated as of September 24, 2026, but effective as of September 30, 2026, by and among Surf Air Mobility Inc.and Jason Secore
99.1	Press release dated September 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

# Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SURF AIR MOBILITY INC.

Date: September 28, 2026	By:	/s/ Deanna White
	Name:	Deanna White
	Title:	Chief Executive Officer